UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 19, 2018
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CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-35789	46-0691837
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (972) 350-0060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.
On July 19, 2018, CyrusOne Dutch Holdings B.V. (“Purchaser”), a Dutch limited liability company and a wholly owned subsidiary of CyrusOne Inc. (the “Company”), and ZTL Seller Rep, LLC, a Delaware limited liability company (in its capacity as representative of the Sellers, as defined below), entered into an amendment (the “Amendment”) to the previously disclosed Sale and Purchase Agreement, dated December 21, 2017, as previously amended, among the Purchaser, CyrusOne LP, a Maryland limited partnership and a wholly owned subsidiary of the Company, Zenium TopCo Limited (“Zenium”), a Cayman Islands company, ZTL Seller Rep, LLC, Quantum Strategic Partners Ltd. (“Quantum”), a Cayman Islands company, and certain other sellers (together with Quantum, the “Sellers”), pursuant to which Purchaser agreed to purchase, and the Sellers agreed to sell, all of the issued share capital in Zenium and certain other affiliated entities.
Pursuant to the Amendment, the parties have agreed to extend the Long Stop Date (as defined in the Sale and Purchase Agreement) to July 30, 2018, after which either the Purchaser or the Sellers may terminate the Sale and Purchase Agreement if the relevant German regulatory approval has not been obtained (the Clearance Condition, as defined in the Sale and Purchase Agreement). The Long Stop Date was previously extended pursuant to amendments to the Sale and Purchase Agreement as disclosed on the Company’s Form 8-K filings on April 26, 2018, May 21, 2018, May 29, 2018 and June 29, 2018.
This description is qualified in its entirety by reference to the Sale and Purchase Agreement, which was filed as Exhibit 99.1 to the Company’s Form 8-K filed on December 28, 2017, and the Amendment, which is filed as Exhibit 99.1 to this Form 8-K.
ITEM 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Extension Letter Dated July 19, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 19, 2018	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary